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Exhibit 4.4

THE COCA-COLA COMPANY

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

                                                                                 Trustee

Indenture

Subordinated Debt Securities

Dated as of [                        ], [            ]

THE COCA-COLA COMPANY
Reconciliation and tie between the Trust Indenture
Act of 1939 and the Indenture dated as of
[                        ], [            ] between
The Coca-Cola Company and
Deutsche Bank Trust Company Americas, Trustee

Trust Indenture Act Section		Indenture Section
§310	(a)(1)	8.09
	(a)(2)	8.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	8.08(c)
	(b)	8.08 and 8.10(b)
§311	(a)	8.13
	(b)	8.13
	(c)	Not Applicable
§312	(a)	6.01 and 6.02(a)
	(b)	6.02(b)
	(c)	6.02(c)
§313	(a)	6.03(a)
	(b)	6.03(b)
	(c)	6.03(a) and 6.03(b)
	(d)	6.03(c)
§3.14	(a)	6.03
	(b)	Not Applicable
	(c)(1)	15.05
	(c)(2)	15.05
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	15.05
§315	(a)	8.01
	(b)	7.12 and 6.03(b)
	(c)	8.01
	(d)	8.01
	(d)(1)	8.01
	(d)(2)	8.01
	(d)(3)	8.01
	(e)	7.13
§316	(a)(1)(A)	7.01 and 7.10
	(a)(1)(B)	7.01 and 7.11
	(a)(2)	Not Applicable
	(b)	7.06
§317	(a)(1)	7.02 and 7.03
	(a)(2)	7.03
	(b)	5.06
§318	(a)	15.07

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

TABLE OF CONTENTS*

*
The Table of Contents is not part of the Indenture

i

v

        INDENTURE, dated as of [                        ], [            ], between THE COCA-COLA COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at One Coca-Cola Plaza, N.W., Atlanta, Georgia 30313, and DEUTSCHE BANK TRUST COMPANY AMERICAS, a corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").

RECITALS OF THE COMPANY

        The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness (herein called the "Notes" or the "Securities"), which may be convertible into or exchangeable for any securities of any persons (including the Company), to be issued in one or more Series as in this Indenture provided.

        All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

        Now, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any Series thereof, as follows:

ARTICLE I

DEFINITIONS.

SECTION 1.01    Definitions.

        The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933, shall have the meanings (except as herein otherwise expressly provided or unless the context otherwise requires) assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of execution of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole, as supplemented and amended from time to time, and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

Attributable Debt:

        The term "Attributable Debt" in respect of a sale and leaseback transaction shall mean, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such sale and leaseback transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

Authenticating Agent:

        The term "Authenticating Agent" shall have the meaning specified in Section 3.03.

Board of Directors:

        The term "Board of Directors" shall mean the Board of Directors of the Company, any duly authorized committee of that Board or any officer of the Company duly authorized by the Board of Directors of the Company to take a specified action or make a specified determination, or the designee of such officer or committee (the authorization of such committee, officer or designee being evidenced by a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and in full force and effect on the date of such certification, and delivered to the Trustee).

Board Resolution:

        The term "Board Resolution" shall mean a copy of a resolution, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

Business Day:

        The term "Business Day" shall mean, with respect to any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close except as otherwise provided in the form of Securities for any Series.

Commission:

        The term "Commission" shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the body performing such duties on such date.

Company:

        The term "Company" shall mean The Coca-Cola Company, a Delaware corporation, and subject to the provisions of Article Eleven, shall also include its successors and assigns.

Company Request or Company Order:

        The terms "Company Request" or "Company Order" shall mean a written request or order signed in the name of the Company by its Chairman of the Board, President, or any Vice President, and by its Treasurer or an Assistant Treasurer, or its Secretary or an Assistant Secretary, and delivered to the Trustee.

Corporate Trust Office:

        The term "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 60 Wall Street-27th Floor, New York, New York 10005. Fax (732) 578-4635.

Debt:

        The term "Debt" shall have the meaning specified in Section 5.03.

Defaulted Interest:

        The term "Defaulted Interest" shall have the meaning specified in Section 3.07.

Depositary:

        The term "Depositary" shall mean, with respect to the Securities of any Series issuable or issued in the form of a global Security, the Person designated as Depositary by the Company pursuant to Section 3.01 until a successor Depositary shall have been appointed pursuant to Section 3.05, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any such Series shall mean the Depositary with respect to the Securities of that Series.

Dollar:

        The term "Dollar" and the sign "$" mean the coin or currency of the United States of America which as of the time of payment is legal tender for the payment of public and private debts.

Event of Default:

        The term "Event of Default" shall have the meaning specified in Section 7.01.

Foreign Currency:

        The term "Foreign Currency" shall mean a currency issued by the government of any country other than the United States or any composite currency (including, without limitation, the European Currency Unit).

Indenture:

        The term "Indenture" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented and also includes the terms of particular Series of Securities established as contemplated by Section 3.01.

Interest Payment Date:

        The term "Interest Payment Date", when used with respect to any Series of Securities, shall mean the Stated Maturity of an installment of interest on such Securities.

Interest Period:

        The term "Interest Period", when used with respect to any Security, shall mean the period established by or pursuant to this Indenture.

Interest Period Notice:

        The term "Interest Period Notice", when used with respect to any Security, shall mean the notice established by or pursuant to this Indenture.

Maturity:

        The term "Maturity", when used with respect to one of the Securities, shall mean the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

Officers' Certificate:

        The term "Officers' Certificate", when used with respect to the Company, shall mean a certificate signed by the Chairman of the Board, President, or any Vice President, and by the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Company. Each such certificate shall include the statements provided for in Section 15.05 if and to the extent required by the provisions thereof.

Opinion of Counsel:

        The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company, or who may be other counsel satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 15.05 if and to the extent required by the provisions thereof.

Original Issue Date:

        The term "Original Issue Date" of any Security (or portion thereof) shall mean the earlier of (a) the date of the Security or (b) the date of any Security (or portion thereof) for which any Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

Original Issue Discount Security:

        The term "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.02.

Paying Agent:

        The term "Paying Agent" shall mean any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

Person:

        The term "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated association or government or any agency or political subdivision thereof.

Place of Payment:

        The term "Place of Payment", when used with respect to the Securities of any Series, shall mean the place or places where the principal of (and premium, if any) and interest on the Securities of that Series are payable as specified as contemplated by Section 3.01, and, unless otherwise specified in said Section 3.01, shall be the Place of Payment specified in Section 5.02.

Predecessor Security:

        The term "Predecessor Security" of any particular Security shall mean every previous Security of the same Series evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security of the same Series shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

Principal Property:

        The term "Principal Property" shall mean each manufacturing plant or facility of the Company or a Restricted Subsidiary located within the United States of America (other than its territories and possessions) or Puerto Rico; except any such manufacturing plant or facility which the Board of Directors by resolution reasonably determines not to be of material importance to the total business conducted by the Company and its Restricted Subsidiaries.

Redemption Date:

        The term "Redemption Date", when used with respect to any Security to be redeemed, shall mean the date fixed for such redemption by or pursuant to this Indenture.

Redemption Price:

        The term "Redemption Price", when used with respect to any Security to be redeemed, shall mean the price at which it is to be redeemed pursuant to this Indenture.

Regular Record Date:

        The term "Regular Record Date" as used with respect to any Interest Payment Date with respect to any Series shall have the meaning specified in Section 3.01.

Required Currency:

        The term "Required Currency" shall have the meaning specified in Section 3.10.

Responsible Officer:

        The term "Responsible Officer" when used with respect to the Trustee shall mean any vice president, any assistant vice-president, managing director, director, any trust officer, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

Restricted Subsidiary:

        The term "Restricted Subsidiary" shall mean any Subsidiary (x) substantially all the property of which is located, or substantially all of the business of which is carried on, within the United States of America (other than its territories and possessions) or Puerto Rico and (y) which owns or is the lessee of any Principal Property; provided, however, that the term "Restricted Subsidiary" shall not include any Subsidiary primarily engaged in financing activities, primarily engaged in the leasing of real property to persons other than the Company and its Subsidiaries, or which is characterized by the Company as a temporary investment. The term "Restricted Subsidiary" shall not include Coca-Cola Financial Corporation, The Coca-Cola Trading Company, 55th & 5th Avenue Corporation, Bottling Investments Corporation or ACCBC Holding Company, and their respective subsidiaries.

Securities Register; Securities Registrar; Co-Securities Registrar:

        The terms "Securities Register", "Securities Registrar" and "Co-Securities Registrar" shall have the respective meanings specified in Section 3.05.

Security or Securities; Outstanding:

        The terms "Security" or "Securities" shall mean any Security or Securities, as the case may be, authenticated and delivered under this Indenture.

        The term "outstanding", when used with reference to Securities, shall, subject to the provisions of Section 9.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

          (a)   Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (b)   Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of the Securities, provided that if such Securities or portion thereof are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article Four provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

          (c)   Securities in lieu of and in substitution for which other Securities shall have been authenticated and delivered or which shall have been paid pursuant to the terms of Section 3.06 unless proof satisfactory to the Trustee is presented that such Securities are held by a bona fide purchaser in whose hands such Securities are legal, valid and binding obligations of the Company.

Securityholder:

        The terms "Holder", "Securityholder", "Holder of Securities", or other similar term, shall mean any person in whose name a particular Security is registered on the books of the Company kept for that purpose in accordance with the terms hereof.

Senior Debt:

        The term "Senior Debt" means the principal of, premium, if any, unpaid interest and all fees and other amounts payable in connection with the following, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed, on (x) the Debt of the Company, for money borrowed other than (a) any Debt of the Company which when incurred and without respect to any election under Section 1111(b) of the Federal Bankruptcy Code, was without recourse to the Company, (b) any Debt of the Company to any of its Subsidiaries, (c) Debt to any employee of the Company, (d) any liability for taxes and (e) Trade Payables, unless the instrument creating or evidencing the same or pursuant to which the same is outstanding provides that such Debt is not senior or prior in right of payment to the Securities, (y) all obligations of the Company under interest rate, currency and commodity swaps, caps, floors, collars, hedge arrangements, forward contracts or similar agreements or arrangements and (z) renewals, extensions, modifications and refundings of any such Debt. This definition may be modified or superseded by a supplemental indenture.

Series or Series of Securities:

        The terms "Series" or "Series of Securities" shall mean all Securities of a similar tenor authorized by a particular Board Resolution or by an indenture supplemental hereto.

Special Record Date:

        The term "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

Stated Maturity:

        The term "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, shall mean the date specified in such Security as the fixed date on which the principal of (or premium, if any, on) such Security or such installment of principal or interest is due and payable.

Subsidiary:

        The term "Subsidiary" shall mean a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

Trade Payables:

        The term "Trade Payables" means accounts payable or any other Debt or monetary obligations to trade creditors created or assumed by the Company or any Subsidiary of the Company in the ordinary course of business in connection with the receipt of materials or services.

Trust Indenture Act of 1939:

        The term "Trust Indenture Act of 1939" shall mean the Trust Indenture Act of 1939 as in force at the date of this Indenture as originally executed, except as provided in Sections 10.01 and 10.02.

Trustee:

        The term "Trustee" shall mean the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

U.S. Government Obligations:

        The term "U.S. Government Obligations" shall have the meaning specified in Section 12.01(b).

United States of America:

        The term "United States of America" or "United States" shall mean the 50 states constituting the United States of America as of the date of this Indenture.

Voting Stock:

        The term "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

ARTICLE II

FORMS OF SECURITIES.

SECTION 2.01    Forms of Securities.

        Each Series of Securities shall be in substantially the form set forth in this Article or in such other form or forms as shall be established by or pursuant to (i) a Board Resolution, or (ii) any indenture supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, the provisions of which shall be appropriate to reflect the terms of each Series of Securities, including the currency or denomination, which may be Dollars or a Foreign Currency, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

        Prior to the delivery of a Security in any such form to the Trustee for authentication, the Company shall deliver to the Trustee the following:

          (1)   The Board Resolution and/or indenture supplemental hereto by or pursuant to which such form of Security has been approved;

          (2)   An Officers' Certificate dated the date such certificate is delivered to the Trustee stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Securities in such form have been complied with; and

          (3)   An Opinion of Counsel stating that Securities in such form, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture within the authorization as to aggregate principal amount established from time to time by the Board of Directors, and sold in the manner specified in such Opinion of Counsel, will be the legal, valid and binding obligations of the Company, subject to applicable bankruptcy, reorganization, insolvency and other similar laws generally affecting creditors' rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities.

        The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.02    Form of Face of Security

        [If the Security is an Original Issue Discount Security, insert—FOR PURPOSES OF SECTION 1273 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986 THE ISSUE PRICE OF THIS SECURITY IS    % OF ITS PRINCIPAL AMOUNT AND THE ISSUE DATE IS                        , 20    .]

THE COCA-COLA COMPANY

[title of Series]

No.	[$ ]

        THE COCA-COLA COMPANY, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value

received, hereby promises to pay to                        , or registered assigns, the principal sum of                        Dollars on                        [If the Security is to bear interest prior to Maturity, insert and to pay interest thereon from                        , or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on             and                        in each year, commencing            , [If applicable, insert the method for determining the adjustable, floating or other form of variable interest rate borne by the Securities] at the rate of            % per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the                        or                         (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable but is not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this Series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not Inconsistent with the requirements of any securities exchange on which the Securities of this Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

        [If the Security is not to bear interest prior to Maturity, insert—The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of    % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of    % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

        Payment of the principal of (and premium, if any) and [if applicable, insert—any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in                        , in [such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts] [if applicable, insert provision for payment in Foreign Currency] [if applicable, insert—; provided, however, that at the option of the Company payment of interest may be made by check drawn upon any Paying Agent and mailed on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Securities Register].

        [If the Security is an extendible security, insert—The Securities of this Series are subject to repayment on [insert provisions with respect to repayment date or dates] at the option of the Holders thereof exercisable on or before the                         , but not prior to the                        preceding such                        at a repayment price equal to the principal amount thereof to be repaid, together with interest payable thereon to the repayment date, as described on the reverse side thereof.]

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an authenticating agent, by the manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

THE COCA-COLA COMPANY
By:
[Seal]
Attest:

SECTION 2.03    Form of Reverse of Security

        This Security is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities"), issued and to be issued in one or more Series under an Indenture, dated as of                        , 20    (herein called the "Indenture"), between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more Series, which different Series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be denominated and bear interest (if any), in Dollars or in a Foreign Currency, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Security is one of a Series of Securities of the Company designated as set forth on the face hereof (herein called the "                        "), limited in aggregate principal amount to $                                            [if applicable, insert provision for Foreign Currency.]

        [If applicable, insert—the Securities of this Series are subject to redemption upon not less than 30 days notice by mail, [if applicable, insert—(1) on                        in any year commencing with the year            and ending with the year            through operation of the sinking fund for this Series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [on or after                        20    ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before                        ,            %, and if redeemed] during the 12-month period beginning                        of the years indicated,

Year	Redemption Price	Year	Redemption Price
	%		%

and thereafter at a Redemption Price equal to    % of the principal amount, together in the case of any such redemption [if applicable, insert—(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.]

        [If applicable, insert—The Securities of this Series are subject to redemption upon not less than 30 days notice by mail, (1) on            in any year commencing with the year            and ending with the year through operation of the sinking fund for this Series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after             ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning            of the years indicated,

Year	Redemption Price For Redemption Through Operation of the Sinking Fund	Redemption Price For Redemption Otherwise Than Through Operation of the Sinking Fund
	%	%

and thereafter at a Redemption Price equal to    % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.]

        [The sinking fund for this Series provides for the redemption on            in each year beginning with the year            and ending with the year             of [not less than] $                              [("mandatory sinking fund") and not more than $                              ] [if applicable, insert provision for payment in Foreign Currency] aggregate principal amount of Securities of this Series. [Securities of this Series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made.]

        In the event of redemption of this Security in part only, a new Security or Securities of this Series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

        [If the Security is not an Original Issue Discount Security.—If an Event of Default with respect to Securities of this Series shall occur and be continuing, the principal of the Securities of this Series may be declared due and payable in the manner and with the effect provided in the Indenture.]

        [If the Security is an Original Issue Discount Security.—If an Event of Default with respect to Securities of this Series shall occur and be continuing, an amount of principal of the Securities of this Series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to [insert formula for determining the amount.] Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of such principal of and interest, if any, on the Securities of this Series shall terminate.]

        [If the Security is an extendible security, insert—The Securities of this Series are subject to repayment in whole, or in part, on [insert month, day and years], in increments of            or multiples of            in excess of            , provided that the portion of the principal amount of any Security of this Series not being repaid shall be at least            , at the option of the Holder thereof at a repayment price equal to the principal amount thereof to be repaid, together with interest payable thereon to the repayment date. For this Security to be repaid at the option of the Holder, the Company must receive at its office

or agency in                        maintained for such purpose, on or before the [insert month and day] or, if such [insert month and day] is not a day other than a day on which banking institutions in                        are authorized or required by law or regulation to close (a "Business Day"), the next succeeding Business Day, but not earlier than the [insert month and day] prior to the [insert month and day] on which the repayment price will be paid (i) this Security, with the form entitled "Option to Elect Repayment" below duly completed, or (ii) [insert provision with respect to alternate form (s) of notice, if any] Either form of notice duly received on or before the [insert month and day] preceding any such [insert month and day] shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Securities of this Series for repayment will be determined by the Company whose determination shall be final and binding.]

        [The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions of the Indenture, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

        [If applicable, insert—The Securities shall [not be superior in right of payment to, and shall] rank pari passu with[,]—insert description of existing debt of the Company that is intended to rank on a parity with the Securities.]

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each Series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of each Series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each Series at the time outstanding, on behalf of the Holders of all Securities of such Series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture. [The Indenture also contains provisions relating to the Company's ability to discharge its obligations with respect to the Securities of any Series and under the Indenture with respect to the Securities of such Series, upon the deposit of money, U.S. Government Obligations or other government obligations, in an amount sufficient to pay and discharge the principal of (and premium, if any) and, interest, if any, on, such Series of Securities to the date of maturity thereof, in certain specified circumstances].

        [Subject to the next preceding sentence hereof,] No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this Series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Securities of this Series are issuable only in registered form without coupons in denominations of $                              [if applicable, insert provision for Foreign Currency] and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Security is exchangeable for a like aggregate principal amount of Securities of this Series of different authorized denominations, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 2.04    Form of Trustee's Certificate of Authentication.

        This is one of the Securities [of the Series] provided for in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:	Authorized Officer

SECTION 2.05    Issuance of Global Securities.

        If Securities of a Series are issuable in whole or in part in global form, as established pursuant to Section 3.01, then such global Security shall represent such of the Outstanding Securities of such Series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges or increased to reflect the issuance of additional Securities of such Series. Any endorsement of a global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.03.

        Global Securities may be issued only in registered form and in either temporary or permanent form.

ARTICLE III

THE SECURITIES.

SECTION 3.01    Amount Unlimited; Issuable in Series.

        The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

        The Securities may be issued in one or more Series, each Series to be issued pursuant to a Board Resolution or an indenture supplemental hereto. Securities of all Series shall be equally and ratably entitled to the benefits of the Indenture. There shall, in accordance with Section 2.01, be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any Series:

          (1)   the title of the Securities of the Series (which shall distinguish the Securities of the Series from the Securities of any other Series);

          (2)   any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 3.04, 3.05, 3.06, 4.07 or 10.05);

          (3)   the date or dates on which the principal (and premium, if any) of the Securities of the Series is payable;

          (4)   the rate or rates at which the Securities of the Series shall bear interest, if any, which may be fixed or floating, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

          (5)   the place or places where the principal of (and premium, if any) and interest on Securities of the Series shall be payable;

          (6)   the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series may be redeemed, in whole or in part, at the option of the Company or pursuant to any sinking fund or otherwise;

          (7)   the obligation, if any, of the Company to redeem or purchase Securities of the Series at the option of a Holder thereof and the period or periods within which the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such option of the Holder;

          (8)   the form of Securities, and the extent, if any, to which any of the Securities will be issuable in global form and, in such case, the Depositary for such global Security or Securities, and the terms and conditions, if any, upon which such global Security may be exchanged in whole or in part for definitive Securities.

          (9)   any date or dates referred to in this Indenture to be specified pursuant to this Section 3.01;

          (10) whether the principal of (and premium, if any) and interest, if any, on Securities of the Series shall be payable in Dollars or any Foreign Currency, and if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the Series shall be issuable;

          (11) if the principal of (and premium, if any) or interest, if any, on the Securities of the Series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

          (12) if other than the principal amount thereof, the portion of the principal amount of Securities of the Series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 7.02;

          (13) whether any or all of the terms or provisions of Section 5.03, Section 5.04 and Article 12 of this Indenture shall be applicable, in whole or in part, to the Securities of the Series;

          (14) the specific subordination provisions applicable to the Securities, if other than as set forth in Articles Thirteen herein;

          (15) whether the Securities are convertible or exchangeable into the Company's common stock, par value $0.25 per share, or other of the Company's or any other Person's equity securities and the terms and conditions upon which such conversion or exchange shall be effected; and

          (16) any other terms of the Series (which terms shall not be inconsistent with the provisions of this Indenture).

        All Securities of any one Series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers' Certificate, or in any indenture supplemental hereto. All Securities of one Series need not be issued at the same time and, unless otherwise provided, a Series may be reopened for issuances of additional Securities of such Series. Securities may differ between Series, in respect of any matters.

        If any of the terms of the Series of Securities are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers Certificate setting forth the terms of the Series.

SECTION 3.02    Denominations.

        The Securities of each Series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 3.01, which may be in Dollars or any Foreign Currency. In the absence of any such provisions with respect to Securities of any Series, the Securities of such Series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 3.03    Execution, Authentication, Delivery and Dating.

        The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

        Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any Series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order and subject to the provisions hereof shall authenticate and deliver such Securities; provided, however, that, with respect to Securities of a Series constituting a medium term note program, the Trustee shall authenticate and deliver Securities of such Series for original issue from time to time in the aggregate principal amount established for such Series pursuant to such procedures as are acceptable to the Trustee and to such recipients as may be specified from time to time by a Company Order. The maturity date, Original Issue Date, interest rate and any other terms of the Securities of such Series shall be determined by or pursuant to such Company Order and such procedures. If provided for in such Company Order or such procedures the Trustee shall authenticate and deliver the Securities pursuant to telefaxed instructions from the Company or its duly authorized agent (provided that such instructions shall be confirmed in writing as promptly as practicable); provided, further, notwithstanding the provisions of this paragraph, if all Securities of a Series are not to be originally issued at one time, it shall not be necessary to deliver the Company Order and Opinion of Counsel otherwise required pursuant to this paragraph, at or prior to the time of authentication of each Security of such Series if such documents are delivered at or prior to the time of the authentication upon original issuance of the first Security of such Series. If the form or terms of the Securities of a Series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 2.01 and 3.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Opinion of Counsel stating:

          (a)   if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 2.01, that such form has been established in conformity with the provisions of this Indenture;

          (b)   if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.01, that such terms have been established in conformity with the provisions of this Indenture; and

          (c)   that all conditions precedent to the authentication and delivery of such Securities have been complied with and that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

        If the Company shall establish pursuant to Section 3.01 that the Securities of a Series are to be issued in whole or in part in the form of one or more global Securities, then the Company shall execute and the Trustee shall, in accordance with this Section and a Company Order for the authentication and delivery of such global Securities with respect to such Series, authenticate and deliver one or more global Securities in permanent or temporary form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such Series to be represented by one or more global Securities, (ii) shall be registered in the name of the Depositary for such global Security or Securities or the nominee of such Depositary and (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions.

        Each Depositary designated pursuant to Section 3.01 for a global Security must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

        Each Security shall be dated the date of its authentication.

        No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

        At any time when any of the Securities remain outstanding, the Trustee may appoint an authenticating agent or agents (each, an "Authenticating Agent"), upon the written request of the Company, with respect to one or more Series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such Series issued upon exchange, registration of transfer or partial redemption thereof and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and the Trustee and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having combined capital and surplus of at least $50,000,000 and which is authorized by such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

        Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

        An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent, pursuant to the written request of the Company, which shall be acceptable to the Company and the Trustee shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the Series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Securities Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

        The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, including reimbursement for all reasonable expenses, disbursements and advances incurred or made by each Authenticating Agent pursuant to the provisions of Section 8.06 and subject to the limitations set forth therein.

        The provisions of Sections 9.03, 8.03 and 8.04 shall be applicable to each Authenticating Agent.

        Pursuant to each appointment made under this Section, the Securities of each Series covered by such appointment may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

        This is one of the Securities [of the Series] provided for in the within-mentioned Indenture.

[Name of Authenticating Agent], as Authenticating Agent for the Trustee
By:

Authorized Officer

SECTION 3.04    Temporary Securities.

        Pending the preparation of definitive Securities of any Series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, type-written, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

        If temporary Securities of any Series are issued, the Company will cause definitive Securities of that Series to be prepared without unreasonable delay. After the preparation of definitive Securities of such Series, the temporary Securities of such Series shall be exchangeable for definitive Securities of such Series upon surrender of the temporary Securities of such Series at any office or agency of the Company designated as a Place of Payment for that Series pursuant to Section 5.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any Series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same Series. Until so exchanged the temporary Securities of any Series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such Series.

SECTION 3.05    Registration, Registration of Transfer and Exchange.

        The Company shall cause to be kept at the office of the Securities Registrar or Co-Securities Registrar designated pursuant to this Section 3.05 or Section 5.02 a register (being the combined register of the Securities Registrar and all Co-Securities Registrars and herein sometimes collectively referred to as the "Securities Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed "Securities Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

        Upon surrender for registration of transfer of any Security of any Series at an office or agency of the Company designated as a Place of Payment for that Series pursuant to Section 5.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same Series of any authorized denominations, of a like aggregate principal amount.

        At the option of the Holder, Securities of any Series may be exchanged for other Securities of the same Series of any authorized denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

        All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

        Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Securities Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Securities Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 4.07 or 10.05 not involving any transfer.

        Neither the Company nor any Securities Registrar or Co-Securities Registrar shall be required (i) to issue, register the transfer of or exchange any Security of any Series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that Series selected for redemption under Section 4.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

        If at any time the Depositary for the Securities of a Series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such Series or if at any time the Depositary for the Securities of such Series shall no longer be eligible under Section 3.03, the Company shall appoint a successor Depositary with respect to the Securities of such Series. If a successor Depositary for the Securities of such Series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 3.01(8) shall no longer be effective with respect to the Securities of such Series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such Series, will authenticate and deliver Securities of such Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such Series in exchange for such global Security or Securities.

        The Company may at any time and in its sole discretion determine that the Securities of any Series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such Series, will authenticate and deliver Securities of such Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such Series in exchange for such global Security or Securities.

        If specified by the Company pursuant to Section 3.01 with respect to a Series of Securities, the Depositary for such Series of Securities may surrender a global Security for such Series of Securities in exchange in whole or in part for Securities of such Series of like tenor and terms in definitive form, on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon, the Company shall execute, and the Trustee upon receipt of a Company Order for the authentication and delivery of definitive Securities of such Series, will authenticate and deliver, without service charge:

          (a)   to the Depositary or to each Person specified by such Depositary a new Security or Securities of the same Series, of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the global Security; and

          (b)   to such Depositary a new global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered global Security and the aggregate principal amount of Securities delivered to Holders thereof.

        Upon the exchange of a global Security for Securities in definitive form, such global Security shall be cancelled by the Trustee. Securities issued in exchange for a global Security pursuant to this Section shall be registered in such names and in such authorized denominations, and delivered to such addresses, as the Depositary for such global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered or to the Depositary.

        Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in definitive form, a global Security representing all or a portion of the Securities of a Series may not be transferred except as a whole by the Depositary for such Series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such Series or a nominee of such successor Depositary.

SECTION 3.06    Mutilated, Destroyed, Lost or Stolen Securities.

        If any mutilated Security is surrendered to the Trustee and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to hold each of them and any agent of either of them harmless then the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to hold each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, and the Holder has complied with the provisions of this Section, the Company in its discretion may, instead of issuing a new Security, pay such Security.

        Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Security of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07    Payment of Interest.

        Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more

Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

        Any interest on any Security of any Series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below;

          (1)   The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such Series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such Series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class mail, postage prepaid, to each Holder of Securities of such Series at his address as it appears in the Securities Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such Series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2)   The Company may make payment of any Defaulted Interest on the Securities of any Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.08    Cancellation.

        All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Unless otherwise directed by a Company Order, all cancelled Securities held by the Trustee shall be destroyed and a certificate of destruction shall be delivered to the Company by the Trustee.

SECTION 3.09    Computation of Interest.

        Except as otherwise specified as contemplated by Section 3.01 for Securities of any Series, interest on the Securities of each Series shall be computed on the basis of a year of twelve 30-day months.

SECTION 3.10    Payment to be in Proper Currency.

        Each reference in any Securities to any currency shall be of the essence. In the case of any Securities denominated in any currency (the "Required Currency") other than Dollars, except as otherwise provided therein, the obligation of the Company to make any payment of principal, premium or interest thereon shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions (or may appoint an agent to take such actions) as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, and reimbursement of any agent's or the Trustee's fees and expenses shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor. The Company hereby waives any defense of payment based upon any such tender or recovery which is not in the Required Currency, or which, when exchanged for the Required Currency by the Trustee, is less than the full amount of Required Currency then due and payable.

SECTION 3.11    Regarding Beneficial Ownership Interests in Global Securities.

        None of the Company, the Trustee, any Authenticating Agent, any Paying Agent or the Securities Registrar will have the responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, and they shall be fully protected in acting or refraining from acting on any such information provided by the Depositary.

ARTICLE IV

REDEMPTION OF SECURITIES; SINKING FUNDS.

SECTION 4.01    Applicability of Article.

        Securities of any Series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any Series) in accordance with this Article.

SECTION 4.02    Election to Redeem; Notice to Trustee.

        The election of the Company to redeem any Securities shall be evidenced by a Company Order. In case of any redemption at the election of the Company of less than all the Securities of any Series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such Series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate, evidencing compliance with such restriction.

SECTION 4.03    Selection by Trustee of Securities to Be Redeemed.

        If less than all the Securities are to be redeemed, the Company may select the Series to be redeemed. If less than all the Securities of a Series are to be redeemed, the particular Securities of that

Series to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Securities of that Series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denominations for Securities of that Series or any integral multiple thereof) of the principal amount of Securities of such Series of a denomination larger than the minimum authorized denomination for Securities of that Series.

        The Trustee shall promptly notify the Company and each Securities Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 4.04    Notice of Redemption.

        Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Securities Register.

        All notices of redemption shall state:

          (1)   the Redemption Date,

          (2)   the Redemption Price and the amount of any accrued interest to the Redemption Date,

          (3)   if less than all the outstanding Securities of any Series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

          (4)   that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

          (5)   the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

          (6)   that the redemption is for a sinking fund, if such is the case.

        Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 4.05    Deposit of Redemption Price.

        On or prior to any Redemption Date, no later than 10 a.m. New York City time, the Company shall deposit with the Trustee or with a Paying Agent or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 5.06(b), an amount of money sufficient to pay the Redemption Price of and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on all the Securities which are to be redeemed on that date.

SECTION 4.06    Securities Payable on Redemption Date.

        Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest), such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

        If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at a rate per annum equal to the rate borne by the Security.

SECTION 4.07    Securities Redeemed in Part.

        Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 5.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same Series and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 4.08    Sinking Funds.

        The provisions of this Section shall be applicable to any sinking fund for the retirement of Securities of a Series except as otherwise specified as contemplated by Section 3.01 for Securities of such Series.

          (a)   The minimum amount of any sinking fund payment provided for by the terms of Securities of any Series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any Series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in subsection (b). Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of Securities of such Series.

          (b)   The Company (1) may deliver outstanding Securities of a Series (other than any previously called for redemption) and (2) may apply as a credit Securities of a Series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such Series required to be made pursuant to the terms of such Securities as provided for by the terms of such Series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

          (c)   Not less than 60 days prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that Series pursuant to subsection (b) and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 4.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 4.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 4.06 and 4.07.

ARTICLE V

PARTICULAR COVENANTS OF THE COMPANY.

SECTION 5.01    Payment of Principal, Premium and Interest on Securities.

        The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest (net of any tax required under applicable law or regulation to be withheld) on the Securities of each Series in accordance with the terms of the Securities of each Series and this Indenture.

SECTION 5.02    Maintenance of Office or Agency.

        The Company will maintain for each Series of Securities in the Borough of Manhattan, The City of New York, an office or agency ("Place of Payment") where Securities of that Series may be presented or surrendered for payment, where Securities of that Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that Series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        The Company may also from time to time designate one or more other offices or agencies (in or outside The City of New York) where the Securities of one or more Series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for Securities of any Series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 5.03    Limitations on Liens.

        If this Section 5.03 is specified, as contemplated by Section 3.01, to be applicable to Securities of any Series, the Company will not, nor will it permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any debt for money borrowed ("Debt") secured by mortgage, pledge, lien, security interest or other encumbrance (mortgages, pledges, liens, security interests and other encumbrances being hereinafter called "mortgage" or "mortgages") upon any Principal Property or on any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing, concurrently with the creation, incurrence, issuance, assumption or guaranty of any such Debt, that the Securities of such Series (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary ranking equally with the Securities of such Series and then existing or thereafter created) shall be secured equally and ratably with (or, at the option of the Company, prior to) such Debt; provided, however, that the foregoing restrictions shall not apply to

            (i)  mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

           (ii)  mortgages on property existing at the time of acquisition of such property by the Company or a Restricted Subsidiary, or mortgages to secure the payment of all or any part of the price of acquisition, construction or improvement of such property by the Company or a Restricted Subsidiary, or to secure any Debt incurred by the Company or a Restricted Subsidiary, prior to, at the time of, or within 90 days after the later of the acquisition or completion of construction (including any improvements on an existing property), which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property theretofore owned by the Company or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore substantially unimproved real property on which the property so constructed, or the improvement, is located;

          (iii)  mortgages securing Debt of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary;

          (iv)  mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary;

           (v)  mortgages on property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages; or

          (vi)  any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any mortgage referred to in the foregoing clauses (i) to (v), inclusive, or any mortgage existing at the date of this Indenture of the Company or any Restricted Subsidiary, provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements and construction on such property).

        Notwithstanding the foregoing provisions of this Section 5.03, the Company and any one or more Restricted Subsidiaries may, without securing the Securities, create, incur, issue, assume or guarantee Debt secured by mortgage which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Debt of the Company and its Restricted Subsidiaries which (if originally created, incurred, issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under clauses (i) through (vi) above), does not at the time exceed 10% of the stockholders' equity of the Company and its consolidated Subsidiaries, as shown on the audited consolidated financial statements of the Company and its consolidated Subsidiaries as of the end of the fiscal year preceding the date of determination.

SECTION 5.04    Limitations on Sales and Leasebacks.

        If this Section 5.04 is specified, as contemplated by Section 3.01, to be applicable to Securities of any Series, the Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property, whether such Principal Property is now owned or hereafter acquired (except for temporary leases for a term, including renewals at the option of the lessee, of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), the title to which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person with the intention of the Company or such Restricted Subsidiary taking back a lease of such property (a "sale and leaseback transaction") unless:

            (i)  the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 5,03, to create, incur, issue, assume or guarantee Debt secured by a mortgage upon such property at least equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the Securities of any Series, provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes under Sections 5.03 and 5.04 to be Debt subject to the provisions of Section 5.03; or

           (ii)  since the date hereof and within a period commencing twelve months prior to the consummation of such sale and leaseback transaction and ending twelve months after the consummation of such sale and leaseback transaction, the Company or Restricted Subsidiary, as the case may be, has expended, or will expend, for Principal Property an amount equal to (A) the net proceeds of such sale and leaseback transaction and the Company elects to designate such amount as a credit against such sale and leaseback transaction or (B) a part of the net proceeds of such sale and leaseback transaction and the Company elects to designate such amount as a credit against such sale and leaseback transaction and applies an amount equal to the remainder of the net proceeds as provided in clause (iii) hereof; or

          (iii)  such sale and leaseback transaction does not come within the exceptions provided by clause (i) hereof and the Company does not make the election permitted by clause (ii) hereof or makes such election only as to part of such net proceeds, in either which event the Company shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement (less any amount elected under clause (ii) hereof) to the retirement, within 90 days of the effective date of any such arrangement, of Debt of the Company or any Restricted Subsidiary (other than Debt owned by the Company or any Restricted Subsidiary and other than Debt of the Company which is subordinated to the Securities) which by its terms matures at or is prepayable or extendible or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than twelve months after the date of the creation of such Debt (it being understood that such retirement may be made by prepayment of such Debt, if permitted by the terms thereof, as well as by payment at Maturity).

SECTION 5.05    Appointment to Fill a Vacancy in Office of Trustee.

        The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 5.06    Paying Agents.

        (a)   Whenever the Company shall appoint a Paying Agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 5.06,

          (1)   that it will hold all sums held by it as such agent for the payment of principal of (and premium, if any) or interest on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities, or for the Trustee, as the case may be, and will notify the Trustee of the receipt of sums to be so held;

          (2)   that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of or interest on the Securities when the same shall be due and payable; and

          (3)   that it will at any time during the continuance of such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

        (b)   If the Company shall at any time act as its own Paying Agent with respect to any Series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that Series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act

        (c)   Whenever the Company shall have one or more Paying Agents for any Series of Securities, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities of that Series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

        (d)   Anything in this Section 5.06 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any Paying Agent hereunder as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

        (e)   Anything in this Section 5.06 to the contrary notwithstanding, the agreement to hold sums in trust is subject to the provisions of Sections 12.03 and 12.04 hereof.

SECTION 5.07    Annual Certificate to Trustee.

        The Company will deliver to the Trustee, within 120 days after the end of each fiscal year (which on the date hereof is the calendar year), the first such delivery date being in 20[        ] (or, if no Series of Securities shall have been issued at such date, the year next succeeding the date of issuance of the first Series of Securities hereunder), an Officers' Certificate (which need not comply with Section 15.05), stating that in the course of the performance by the signers of their duties as officers of the Company they would normally obtain knowledge of any default by the Company in the performance of any covenant or agreement contained in this Article, stating whether or not they have obtained knowledge of any such default, and if so, specifying each such default of which the signers have knowledge and the nature thereof.

SECTION 5.08    Waiver of Certain Covenants.

        The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 5.03 and 5.04 with respect to the Securities of any Series if before the time for such compliance the Holders of at least 50% in principal amount of the outstanding Securities of such Series shall, by act of such Holders in accordance with Section 9.01, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect to any such term, provision or condition shall remain in full force and effect.

ARTICLE VI

SECURITYHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE.

SECTION 6.01    Company to Furnish Trustee Names and Addresses of Holders.

        With respect to each particular Series of Securities, the Company will furnish or cause to be furnished to the Trustee,

          (a)   semiannually, not more than 15 days after each Regular Record Date relating to that Series (or, if there is no Regular Record Date relating to that Series, on                         and                         , which dates will be set forth in a Board Resolution or indenture supplemental hereto with respect to such Series furnished pursuant to Section 3.01), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of that Series as of such dates, and

          (b)   at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee is the Securities Registrar with respect to the Securities of a particular Series no such list shall be required with respect to the Securities of such Series.

SECTION 6.02    Preservation of Information; Communications to Holders.

        (a)   The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 6.01 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

        (b)   If three or more Holders (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

            (i)  afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 6.02(a), or

           (ii)  inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 6.02(a), and as to the approximate cost of mailing such Holders the form of proxy or other communication, if any, specified in such application.

        If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 6.02 (a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise, the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

        (c)   Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 6.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 6.02(b).

SECTION 6.03    Reports by the Trustee.

        (a)   Within 60 days after [                        ] 15th of each year commencing with the year 20 [        ] (or, if no Series of Securities shall have been issued at such date, the year of the [                        ] 15th next succeeding the date of issuance of the first Series of Securities hereunder), the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Securities Register, a brief report dated as of such [                        ] 15th with respect to:

          (1)   its eligibility under Section 8.09 and its qualifications under Section 8.08, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said Sections, a written statement to such effect;

          (2)   the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee as such which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities outstanding on the date of such report;

          (3)   the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 8.13(b)(2), (3), (4), or (6);

          (4)   the property and funds, if any, physically in the possession of the Trustee as such on the date of such report

          (5)   any additional issue of Securities which the Trustee has not previously reported; and

          (6)   any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 8.02.

        (b)   The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Securities Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee as such since the date of the last report transmitted pursuant to subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities outstanding at such time, such report to be transmitted within 90 days after such time.

        (c)   A copy of each such report shall, at the time of transmission to Holders, be filed by the Trustee with each stock exchange upon which any Series of the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Series of the Securities are listed on any stock exchange.

SECTION 6.04    Reports by the Company.

        The Company shall:

          (1)   file with the Trustee, within 15 days after it files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2)   file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (3)   transmit by mail to all Holders, as their names and addresses appear in the Securities Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

          (4)   furnish to the Trustee, on or before 120 days after the end of each fiscal year (beginning with the fiscal year ended [                        ], 20[        ]), a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture, such compliance to be determined for the purposes of this clause (4) of Section 6.04 without regard to any period of grace or requirement of notice provided under this Indenture.

ARTICLE VII

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT.

SECTION 7.01    Events of Default Defined.

        "Event of Default" with respect to Securities of any Series, whenever used herein, shall mean any one of the following events:

          (a)   default in the payment of any installment of interest upon any of the Securities of that Series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

          (b)   default in the payment of the principal of (or premium, if any, on) any of the Securities of that Series at its Maturity; or

          (c)   default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the Securities of such Series; or

          (d)   failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in this Indenture contained (other than a covenant or agreement which has expressly been included in this Indenture solely for the benefit of Holders of Securities of another Series) for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that Series at the time outstanding; or

          (e)   the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company bankrupt or insolvent or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (f)    the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debt generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

          (g)   any other Event of Default provided with respect to Securities of that Series.

SECTION 7.02    Acceleration of Maturity; Rescission and Annulment.

        If an Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing, then and in each and every such case, unless the principal of all the Securities of any

Series with respect to which an Event of Default shall have occurred and be continuing shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Securities of that Series by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the principal (or, if the Securities of that Series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that Series) of all the Securities of that Series and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of that Series contained to the contrary notwithstanding.

        At any time after such a declaration of acceleration with respect to Securities of any Series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Securities of that Series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1)   the Company has paid or deposited with the Trustee a sum sufficient to pay

            (A)  all overdue interest on all Securities of that Series,

            (B)  the principal of (and premium, if any, on) any Securities of that Series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

            (C)  to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

            (D)  all sums paid or advanced by the Trustee hereunder, the Securities Registrar, the Co-Securities Registrar and any Paying Agent (except as a result of its negligence or bad faith) and the reasonable compensation, expenses, disbursements and advances of any one of them and their agents and counsel;

        and

          (2)   all Events of Default with respect to Securities of that Series, other than the non-payment of the principal of Securities of that Series which have become due solely by such declaration, have been cured or waived as provided in Section 7.11.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 7.03    Collection of Indebtedness by Trustee; Trustee May Prove Debt.

        The Company covenants that

          (a)   in case default shall be made in the payment of any installment of interest on any of the Securities when such interest shall have become due and payable, and such default shall have continued for a period of 30 days, or

          (b)   in case default shall be made in the payment of the principal of (or premium, if any, on) any of the Securities at the Maturity thereof,

then upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount that then shall have become due and payable on all such Securities for principal and premium, if any, or interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest, at the same rate as the rate of interest borne by such Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any reasonable expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith.

        In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by law out of the property of the Company or other obligor upon such Securities wherever situated the moneys adjudged or decreed to be payable.

        In case there shall be pending proceedings for the bankruptcy, liquidation, reorganization, arrangement, adjustment, composition of or other comparable judicial proceeding relative to the Company or any other obligor upon the Securities under Title 11 of the United States Code or any other similar applicable law, or in case a receiver, trustee or custodian shall have been appointed for the property of the Company or such other obligor, or in case of any other similar judicial proceedings relative to the Company or other obligor upon the Securities, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise,

          (a)   to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith) and of the Securityholders allowed in such proceedings,

          (b)   to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any receiver, trustee or custodian is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith, and

          (c)   unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or, other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Securityholder, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

        All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Securities. In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provisions of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the

Securities, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the exercise of any power herein granted to the Trustee, but will suffer and permit the exercise of every such power as though no such law had been enacted.

SECTION 7.04    Application of Proceeds.

        Any moneys collected by the Trustee pursuant to this Article Seven shall be applied in the order following, at the date or dates fixed by the Trustee and, in the case of the distribution of such moneys on account of principal or interest, upon presentation of the Securities and stamping thereon the payment, if only partially paid, or upon surrender thereof, if fully paid:

          FIRST: to the payment of costs and expenses, including a reasonable compensation to the Trustee and each predecessor Trustee and their respective agents, attorneys and counsel, and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith;

          SECOND: subject to Article Thirteen (except as otherwise provided pursuant to Section 3.01 of this Indenture with respect to a Series of Securities), to the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

          THIRD: any surplus thereof remaining to the Company, its successors or assigns, or to whosoever may be lawfully entitled to receive the same.

SECTION 7.05    Suits for Enforcement.

        In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 7.06    Restoration of Rights on Abandonment of Proceedings.

        In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee and the Securityholders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

SECTION 7.07    Limitations on Suits by Securityholders.

        No Holder of any Security of any Series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceedings at law or in equity or in bankruptcy or otherwise, upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, custodian, liquidator, sequestrator or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written Notice of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the outstanding Securities of that Series shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.09; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 7.08    Unconditional Right of Securityholders to Sue for Principal and Interest.

        Notwithstanding any other provision in this Indenture, the right of any Holder of any Security to receive payment of the principal of (and premium, if any) and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 7.09    Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.

        Except as provided in Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        No delay or omission of the Trustee or of any Holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to the provisions of Section 7.07, every power and remedy given by this Article or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

SECTION 7.10    Control by Securityholders.

        The Holders of a majority in aggregate principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such Series; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture. Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Security-holders; provided, however, that (subject to the provisions of Section 7.02) the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by a trust committee of Responsible Officers of the Trustee shall determine that the action or proceeding so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction, it being understood that (subject to the provisions of Section 7.02) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

SECTION 7.11    Waiver of Past Defaults.

        Prior to the declaration of the Maturity of the Securities of any Series or of all the Securities, as the case may be, as provided in Section 7.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of that Series may on behalf of the Holders of all of the Securities of such Series waive any past Event of Default hereunder (or in the case of an event specified in clause (c), (d) or (e) of Section 7.01, the Holders of a majority in aggregate principal amount of all the Securities then outstanding acting as one class) may waive such Event of Default and its consequences, except (i) an Event of Default in the payment of the principal of (or premium, if any) or interest on any of the Securities of such Series and (ii) an Event of Default in respect of a covenant or provision hereof which, under Article Ten hereof, cannot be modified or amended without the consent of the Holders of each outstanding Security of such Series. In the case of any such waiver, the Company, the Trustee and the Holders of the Securities of such Series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

SECTION 7.12    Trustee to Give Notice of Default, But May Withhold Under Certain Circumstances.

        The Trustee shall, within 90 days after the occurrence of a default, transmit by mail to the Securityholders, at their addresses as the same appear on the Securities Register, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term "default" or "defaults" for the purposes of this Section being hereby defined to be any event or events, as the case may be, specified in Section 7.01(a), (b), (c), (d), (e) or (f) including periods of grace, if any, provided for therein, and irrespective of the giving of the written notice provided for in Section 7.01(c)); provided, that, except in the case of default in the payment of the principal of or interest on any of the Securities of any Series, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Securityholders.

SECTION 7.13    Right of Court to Require Filing of Undertaking to Pay Costs.

        All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding more than 10% in aggregate principal amount of the outstanding Securities of any Series or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.

ARTICLE VIII

CONCERNING THE TRUSTEE.

SECTION 8.01    Duties and Responsibilities of the Trustee; Prior to Default; During Default.

        The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (a)   prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred:

            (1)   the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2)   in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (b)   the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (c)   the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

        None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

SECTION 8.02    Certain Rights of the Trustee.

        Subject to the provisions of Section 8.01:

          (a)   the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b)   any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

          (c)   the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d)   the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

          (e)   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (f)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

          (g)   the Trustee shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

          (h)   In no event shall the Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (i)    In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

SECTION 8.03    Trustee Not Responsible for Recitals or for Disposition of Securities or Application of Proceeds Thereof.

        The recitals contained herein and in the Securities, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

SECTION 8.04    Trustee May Hold Securities.

        The Trustee or any Paying Agent or Securities Registrar or Authenticating Agent, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Paying Agent or Securities Registrar or Authenticating Agent and, subject to the provisions of Sections 8.08 and 8.13, may otherwise deal with, and collect obligations owed to it by, the Company (and retain such collections for its own account) with the same rights it would have if it were not the Trustee, Paying Agent, Securities Registrar or Authenticating Agent.

SECTION 8.05    Moneys Held by Trustee.

        Subject to the provisions of Section 12.04, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon any Company Order.

SECTION 8.06    Compensation and Indemnification of Trustee and Its Prior Claim.

        The Company covenants and agrees to pay to the Trustee (which for purposes of this Section 8.06 shall include its officers, directors, employees, agents, and counsel, and shall include all roles performed by Deutsche Bank Trust Company Americas hereunder) from time to time, and the Trustee shall be entitled to, reasonable compensation pursuant to a fee letter, which may be amended from time to time in writing executed by both the Company and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and, except as otherwise expressly provided, the Company will pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. If any property other than cash shall at any time be subject to the lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section to compensate the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim. This indemnity shall survive final payment in full of the Securities, termination of this Indenture, and the resignation or removal of the Trustee.

SECTION 8.07    Right of Trustee to Rely on Certificate of Certain Officers and/or Opinion of Counsel.

        Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the

Trustee, be deemed to be conclusively proved and established by an Officers' Certificate and/or an Opinion of Counsel, as the case may be, delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 8.08    Qualification of Trustee; Conflicting Interests.

        (a)   If the Trustee has or shall acquire any conflicting interest, as defined in this Section, with respect to the Securities of any Series it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign with respect to the Securities of that Series in the manner and with the effect specified in Section 8.10.

        (b)   In the event that the Trustee shall fail to comply with the provisions of Section 8.08(a) with respect to the Securities of any Series, the Trustee shall, within ten days after the expiration of such 90-day period, transmit by mail to the Holders of the Securities of that Series, at their addresses as the same appear on the Securities Register, notice of such failure.

        (c)   For the purposes of this Section the Trustee shall be deemed to have a conflicting interest with respect to the Securities of any Series, if:

          (1)   the Trustee is trustee under this Indenture with respect to any Securities of any Series other than that Series or is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Securities issued under this Indenture, provided that there shall also be excluded from the operation of this paragraph (A) this Indenture with respect to the Securities of any Series other than that Series, and (B) any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if (i) this Indenture and such other indenture or indentures are wholly unsecured, and such other indenture or indentures are hereafter qualified under the Trust Indenture Act of 1939, unless the Commission shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of the Trust Indenture Act of 1939 that differences exist between the provisions of this Indenture with respect to Securities of that Series and one or more other Series or the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Securities of that Series and such other Series or such other indenture or indentures, or (ii) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture with respect to the Securities of that Series and such other Series or such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;

          (2)   the Trustee or any of its directors or executive officers is an obligor upon the Securities of any Series issued under this Indenture or an underwriter for the Company;

          (3)   the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

          (4)   the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee, or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company, but may not be at the same time an executive officer of both the Trustee and the Company, (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company, and (iii) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of Section 8.08(c)(1), to act as trustee, whether under an indenture or otherwise;

          (5)   10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner, or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

          (6)   the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, (i) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company, not including the Securities of that Series issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Company;

          (7)   the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

          (8)   the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company;

          (9)   the Trustee owns on May 15 in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under Section 8.08 (c) (6), (7) or (8). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after May 15 in each calendar year, the Trustee shall make a check of its holding of such securities in any of the above-mentioned capacities as of such May 15. If the Company fails to make payment in full of principal of or interest on any of the securities when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of Section 8.08(c) (6), (7) and (8); or

          (10) except under the circumstances described in Section 8.08(c)(1), (3), (4), (5) or (6), the trustee shall become a creditor of the Company.

        The specifications of percentages in Section 8.08(c) (5) to (9), inclusive, shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of Section 8.08(c) (3) or (7).

        For the purposes of subsections (c) (6), (7), (8) and (9) of this Section 8.08 only, (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (x) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (y) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (z) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

        Except as provided above, the word "security" or "securities" as used in this Section shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known, as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

        (d)   For the purpose of this Section:

          (1)   The term "underwriter" when used with reference to the Company shall mean every person who, within three years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

          (2)   The term "director" shall mean any director of a corporation or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

          (3)   The term "person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

          (4)   The term "voting security" shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

          (5)   The term "Company" shall mean any obligor upon the Securities.

          (6)   The term "executive officer" shall mean the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

        (e)   The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

          (1)   A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

          (2)   A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

          (3)   The term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

          (4)   The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

              (i)  Any securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

             (ii)  Any securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

            (iii)  Any securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

            (iv)  Any securities held in escrow if placed in escrow by the issuer thereof,

provided, however, that any voting securities of an issuer shall be deemed outstanding If any person other than the issuer is entitled to exercise the voting rights thereof.

          (5)   A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidence of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various Series thereof shall not be deemed sufficient to constitute such Series different classes; and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

SECTION 8.09    Persons Eligible for Appointment as Trustee.

        The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any State or the District of Columbia having a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.10.

SECTION 8.10    Resignation and Removal; Appointment of Successor Trustee.

        (a)   The Trustee may at any time resign with respect to the Securities of one or more Series by giving written notice of resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee with respect to the Securities of such Series. If no such successor Trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of such a successor Trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of such Series for at least six months may, subject to the provisions of Section 7.13, on behalf of himself and all others similarly situated, petition any such court for the appointment of such a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

        (b)   In case at any time any of the following shall occur.

          (1)   the Trustee shall fail to comply with the provisions of Section 8.08(a) after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months, or

          (2)   the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder, or

          (3)   the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to all Securities and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or, subject to the provisions of Section 7.13, any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee or Trustees.

            (c)   The Holders of a majority in aggregate principal amount of the outstanding Securities of any Series may at any time remove the Trustee and appoint a successor Trustee for such Series by delivering to the Trustee so removed, to the successor Trustee so appointed and to the Company the evidence provided for in Section 9.01 of the action in that regard taken by the Holders of Securities of that Series.

            (d)   Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 8.11.

SECTION 8.11    Acceptance of Appointment by Successor Trustee.

        (a)   In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 8.06.

        (b)   In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) Series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of any Series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees to be co-trustees of the same trust and that each such Trustee shall be a trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates, subject nevertheless to its lien, if any, provided for in Section 8.06.

        (c)   Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

        (d)   No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

SECTION 8.12    Merger or Consolidation of Trustee.

        Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        In case at the time such successor Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 8.13    Preferential Collection of Claims Against the Company.

        (a)   Subject to the provisions of Section 8.13(b), if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company or any other obligor on the Securities within four months prior to a default, as defined in Section 8.13(c), or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and the holders of the other indenture securities (as defined in Section 8.13(c)):

          (1)   an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in Section 8.13(a) (2), or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

          (2)   all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four months period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

  Nothing herein contained, however, shall affect the right of the Trustee:

          (A)  to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to any Federal bankruptcy law or applicable State law;

          (B)  to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months period;

          (C)  to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in Section 8.13(c) would occur within four months; or

          (D)  to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in such paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

        For the purposes of paragraphs (B), (C) and (D) hereof, property substituted after the beginning of such four months period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

        If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Securityholders and the holders of other indenture securities in such manner that the Trustee, the Securityholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to any Federal bankruptcy law or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the Securityholders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to any Federal bankruptcy law or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy and receivership or in proceedings for reorganization pursuant to any Federal bankruptcy law or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the Securityholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the Securityholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

        Any Trustee who has resigned or been removed after the beginning of such four months period shall be subject to the provisions of this subsection (a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four months period, it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:

          (i)    the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such four months period; and

          (ii)   such receipt of property or reduction of claim occurred within four months after such resignation or removal.

        (b)   There shall be excluded from the operation of Section 8.13(a) a creditor relationship arising from:

          (1)   the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

          (2)   advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the Security-holders at the time and in the manner provided in this Indenture;

          (3)   disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, other similar capacity;

          (4)   an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in Section 8.13(c);

          (5)   the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

          (6)   the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in Section 8.13(c).

        (c)   As used in this Section:

          (1)   The term "default" shall mean any failure to make payment in full of the principal of or interest upon any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable.

          (2)   The term "other indenture securities" shall mean securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of Section 8.13(a), and (iii) under which a default exists at the time of the apportionment of the funds and property held in said special account.

          (3)   The term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

          (4)   The term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

          (5)   The term "Company" shall mean any obligor upon the Securities.

ARTICLE IX

CONCERNING THE SECURITYHOLDERS.

SECTION 9.01    Evidence of Action Taken by Securityholders.

        Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Securityholders in person or by agent or proxy appointed in writing.

SECTION 9.02    Proof of Execution of Instruments and of Holding of Securities.

        Subject to the provisions of Section 8.01 and in accordance with the provisions of Section 8.02, proof of the execution of any instrument by a Securityholder or his agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner.

        The fact and date of the execution by any such Person of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction within the United States of America authorized to take acknowledgements of deeds to be recorded in such jurisdiction that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, or in any other manner which the Trustee may deem acceptable.

        The ownership of Securities shall be proved by the Securities Register or by a certificate of the Securities Registrar.

        The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

SECTION 9.03    Registered Holders of Securities May Be Treated as Owners.

        Prior to due presentment for registration of transfer of any Security, the Company, the Trustee, any Paying Agent, any Authenticating Agent and any Securities Registrar may deem and treat the Person in whose name any Security shall be registered upon the Securities Register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Securities Registrar nor any Authenticating Agent shall be affected by any notice to the contrary. All such payments so made to any such registered Holder for the time being, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

SECTION 9.04    Securities Owned by Company Deemed Not Outstanding.

        In determining whether the Holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Company or any other obligor on the Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Securities and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Company to be owned by or held for the account of the Company or any other obligor upon the Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities, and the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the facts that all Securities not listed therein and not otherwise excluded from the provisions hereof are outstanding for the purposes of any such determination.

SECTION 9.05    Right of Revocation of Action Taken.

        At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included in the Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Security issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Security. Except as aforesaid any action taken by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities.

ARTICLE X

SUPPLEMENTAL INDENTURES.

SECTION 10.01    Supplemental Indentures Without Consent of Securityholders.

        The Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

          (a)   to transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets which the Company may desire or may be required, in accordance with any provision hereof, to transfer, assign, mortgage or pledge;

          (b)   to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Eleven;

          (c)   to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the Holders of all or any Series of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default with respect to all or any Series of Securities permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of all or any Series of the Securities to waive such an Event of Default;

          (d)   to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors of the Company may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Securities;

          (e)   to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security of any Series created prior to the execution of such supplemental indenture then outstanding which is entitled to the benefit of such provision;

          (f)    to establish the form or terms of Securities of any Series as permitted by Sections 2.01 and 3.01;

          (g)   to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 8.11 (b); or

          (h)   to make such provisions as may be necessary or advisable in order to enable the Company, the Trustee or any Paying Agent designated by the Company hereunder to comply with any provision of the Internal Revenue Code of 1986, as amended, including the rules and regulations promulgated thereunder, relating to withholding with respect to payments on the Securities.

        The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

        Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 10.02.

SECTION 10.02    Supplemental Indentures With Consent of Securityholders.

        With the consent (evidenced as provided in Section 9.01) of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of each Series affected by such supplemental indenture, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of such Series; provided, however, that no such supplemental indenture shall, without the consent of the Holders of all Securities of such Series then outstanding, (a) extend the fixed maturity of the Securities of such Series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or impair or affect the right of any Securityholder to institute suit for the payment thereof or make the principal amount thereof or interest thereon payable in any coin or currency other than that hereinbefore provided, or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders, without the consent of the Holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities of such Series, the consent of the Holders of which is required for any such supplemental indenture.

        A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series of Securities, or which modifies the rights of Holders of Securities of such Series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other Series.

        Upon the request of the Company, accompanied by a copy of a resolution of its Board of Directors certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

        It shall not be necessary for the consent of the Security-holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

        Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall mail a notice setting forth in general terms the substance of such supplemental indenture to all Holders of Securities of any Series affected by such supplemental indenture at their addresses as the same appear on the Securities Register. Any failure of the Company to publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 10.03    Effect of Supplemental Indentures.

        Upon the execution of any supplemental indenture pursuant to the provisions of this Article, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 10.04    Opinion of Counsel to Be Given to Trustee.

        The Trustee, subject to the provisions of Section 8.01 and in accordance with the provisions of Section 8.02, may receive an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the provisions of this Article.

SECTION 10.05    Notation on Securities in Respect of Supplemental Indentures.

        Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form acceptable to the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any Series so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such Series then outstanding.

ARTICLE XI

CONSOLIDATION, MERGER, SALE, CONVEYANCE OR LEASE.

SECTION 11.01    Company May Consolidate, Etc., on Certain Terms.

        Subject to the provisions of this Section, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Company, or of the Company and any Subsidiary, with or into any other corporation or corporations, or the merger of any other corporation into the Company, or successive consolidations or mergers to which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease of the property of the Company, or of the Company and any Subsidiary, as an entirety or substantially as an entirety to any other corporation authorized to acquire and operate the same; provided, however, and the Company hereby agrees, that upon any such consolidation, merger, sale, conveyance or lease, the due and punctual payment of the principal of (and premium, if any, on) and interest on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation formed by such consolidation, or into which the Company shall have been merged, or which shall have acquired such property or the lessee corporation.

        The Company agrees that if, upon any such consolidation or merger, or upon any such sale or conveyance or lease, any of the Principal Properties or any shares of stock or Debt of any Restricted Subsidiary, owned immediately prior thereto would thereupon become subject to any mortgage (as defined in Section 5.03), the Company will cause the Securities (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or any Restricted Subsidiary ranking equally with the Securities and then existing or thereafter created) to be secured equally and ratably with (or, at the Company's option, prior to) any Debt secured by any such mortgage to which any Principal Property or capital stock or Debt of any Restricted Subsidiary becomes subject as a result thereof, unless such Debt could have been incurred by the Company or any Restricted Subsidiary without the Company's being required by the provisions of Section 5.03 to secure the Securities equally and ratably with (or prior to) such Debt.

        The Trustee, subject to the provisions of Section 8.01 and in accordance with the provisions of Section 8.02, may receive and rely upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article Eleven.

SECTION 11.02    Successor Corporation Substituted.

        In case of any such consolidation, merger, sale, conveyance or lease and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of The Coca-Cola Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Securities had been issued at the date of the execution hereof.

        In case of any such consolidation, merger, sale, conveyance or lease such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

ARTICLE XII

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS.

SECTION 12.01    Satisfaction and Discharge of Indenture.

          (a)   If at any time (1) the Company shall have paid or caused to be paid the principal of and interest on all the Securities outstanding hereunder, as and when the same shall have become due and payable, or (2) the Company shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 3.06), or (3) all such Securities not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption, and the Company shall deposit or cause to be deposited with the Trustee as trust funds the entire amount in the currency in which the Securities of such Series are denominated (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Section 12.04) or U.S. Government Obligations, as defined below, in the case of Securities denominated in Dollars or obligations issued or guaranteed by the government which issued the currency in which the Securities of such Series are denominated in the case of Securities denominated in a Foreign Currency, or a combination of such currency or such obligations maturing as to principal and interest in such amounts and at such times as will ensure the availability of money in an amount in the currency in which the Securities of such Series are denominated sufficient, without consideration of any reinvestment of such principal or interest, in the opinion of a nationally recognized firm of independent public accountants (which may be the Company's independent public accountants) expressed in a written certification thereof delivered to the Trustee, to pay at Maturity or upon redemption all of the Securities (other than any Securities which have been mutilated, destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 3.06) not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if, in either case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange of Securities (ii) rights of Holders to receive payments of principal of (and premium, if any, on) and interest on the Securities, and other rights, duties and obligations of Securityholders as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee, the Authenticating Agent and the Paying Agent hereunder), and the Trustee, subject to Section 12.05, on written demand of and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Securities.

          (b)   In addition to the provisions of Section 12.01(a), unless otherwise provided pursuant to Section 3.01 of this Indenture with respect to a Series of Securities, the Company may terminate its obligations under the Securities of any Series and this Indenture with respect to such Series, except those obligations referred to in the penultimate paragraph of this Section 12.01, if the Company has irrevocably deposited or caused to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders of Securities of such Series for that purpose, (1) money in an amount in the currency in which the Securities of such Series are denominated or (2) direct noncallable obligations of, or noncallable obligations guaranteed by, the United States of America or an agency thereof for the payment of which guarantee or obligation the full faith and credit of the United States of America is pledged ("U.S. Government Obligations") in the case of Securities denominated in Dollars, or obligations issued or guaranteed by the government which issued the currency in which the Securities of such Series are denominated in the case of Securities denominated in a Foreign Currency, or a combination of such currency or such obligations, maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such principal or interest, in the opinion of a nationally recognized firm of independent public accountants (which may be the Company's independent public accountants) expressed in a written certification delivered to the Trustee, to pay the principal of and interest on the outstanding Securities of such Series to Maturity or redemption, as the case may be, provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations or such other government obligations to the payment of said principal of and interest on the outstanding Securities of such Series.

        Such irrevocable trust agreement shall include, among other things, provisions for (1) payment of the principal of and interest on the Securities of such Series when due (by redemption or otherwise), (2) the payment of the expenses of the Trustee incurred or to be incurred in connection with carrying out such trust provisions, (3) rights of registration of transfer, substitution and exchange of Securities of such Series in accordance with the terms stated in this Indenture, (4) withdrawal and substitution of any money, Government Obligations or other government obligations so deposited in a manner satisfactory to the Trustee, and (5) continuation of the rights, obligations and immunities of the Trustee, Authenticating Agent and Paying Agent, as against the Holders of Securities of such Series as stated in this Indenture.

        Notwithstanding the first paragraph of this Section 12.01(b), the Company's obligations in Sections 3.05, 3.06, 5.02, 7.01, 8.06, 8.10, 12.04 and 12.05 shall survive until the Securities of such Series, if any, are no longer outstanding; provided, however, that the Company's obligations in Section 7.01 shall survive only with respect to Events of Default as defined in Section 7.01(a), 7.01(b) and 7.01(c). Thereafter, the Company's obligations in Sections 8.06, 12.04 and 12.05 shall survive.

        After any such irrevocable deposit, accompanied by an Officers' Certificate which shall state that the provisions of the first two paragraphs of this Section 12.01 (b) have been complied with, then the Company shall be discharged of its obligations under the Securities of such Series and this Indenture with respect to such Series except for those surviving obligations specified above, and the Trustee upon written request shall acknowledge in writing such discharge. Prior to the delivery of such acknowledgment, the Trustee may require the Company to deliver to it an Officers' Certificate stating that all conditions precedent provided for herein relating to the deposit and discharge contemplated by this provision have been complied with.

SECTION 12.02    Application by Trustee of Funds Deposited for Payment of Securities.

        All moneys deposited with the Trustee pursuant to Section 12.01 (net of any tax required under applicable law or regulation to be withheld) shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Securities, for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest but such moneys need not be segregated from other funds except to the extent required by law.

SECTION 12.03    Repayment of Moneys Held by Paying Agent.

        In connection with the satisfaction and discharge of this Indenture all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company or the Trustee, be paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 12.04    Return of Moneys Held by Trustee and Unclaimed for Two Years.

        Any moneys deposited with the Trustee or any Paying Agent in trust for the payment of the principal of or interest on any Securities remaining unclaimed for two years after such principal (and premium, if any, on) or interest shall have become due and payable, shall (unless otherwise required by mandatory provisions of applicable escheat, abandoned or unclaimed property law) be repaid to the Company on Company Request; and the Holder of any of the Securities shall thereafter look only to the Company for any payment which such Holder may be entitled to collect; provided, however, that the Trustee, or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be mailed to all Holders of Securities at their addresses as the same appear on the Securities Register notice that said moneys have not been so applied and that after a date named therein any unclaimed balance of said moneys then remaining will be returned to the Company.

SECTION 12.05    Reinstatement of Company's Obligations.

        If the Trustee is unable to apply any funds or U.S. Government Obligations or other government obligations in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities of any Series for which such application is prohibited shall be revived and reinstated as if no deposit had occurred pursuant to Section 12.01 until such time as the Trustee is permitted to apply all such funds or U.S. Government Obligations or other government obligations in accordance with Section 12.01; provided, however, that if the Company has made any payment of interest on or principal of any of such Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of Securities of such Securities to receive such payment from the funds or U.S. Government Obligations or other government obligations held by the Trustee.

ARTICLE XIII

SUBORDINATION OF SECURITIES.

SECTION 13.01    Securities Subordinate to Senior Debt.

        The Company covenants and agrees, and each Holder of Securities of any Services by the Holder's acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, subject to the provisions of Article Twelve and except as may otherwise be specified as contemplated by Section 3.01 and set forth in the Securities of a Series, the indebtedness represented by Securities of such Series and the payment of the principal of and nay premium and interest on each and all of the Securities of such Series are hereby expressly made subordinate and junior in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Debt of the Company, to the extent and in the manner herein set forth (unless a different manner is set forth in the Securities of such Series). No provision of this Article shall prevent the occurrence of any default or Event of Default hereunder.

        Senior Debt shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Debt then outstanding.

SECTION 13.02    Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities.

        Except as otherwise contemplated by Section 3.01 with respect to any Series of Securities, upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Debt and the holders thereof with respect to the Securities and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law):

          (a)   the holders of all Senior Debt shall be entitled to receive payment in full of the principal thereof, premium, if any, and interest due thereon before the holders of the Securities are entitled to receive any payment upon the principal, premium, if any, or interest, if any, on Debt evidenced by the Securities; and

          (b)   any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Securities or the Trustee would be entitled except for the provisions of this Article Thirteen shall be paid by the liquidation trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and premium, if any, and interest on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

          (c)   in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the holders of the Securities before all Senior Debt is paid in full, such payment or distribution shall be paid over, upon written notice to a Responsible Officer of the Trustee, to the holder of such Senior Debt or his, her or its representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Debt may have been issued, ratably as aforesaid, for application to payment of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

        Subject to the payment in full of all Senior Debt, the holders of the Securities shall be subrogated to the rights of the holders of Senior Debt (to the extent that distributions otherwise payable to such holder have been applied to the payment of Senior Debt) to receive payments or distributions of cash, property or securities of the Company applicable to Senior Debt until the principal of, premium, if any and interest, if any, on the Securities shall be paid in full and no such payments or distributions to the holders of the Securities of cash, property or securities otherwise distributable to the holders of Senior Debt shall, as between the Company, its creditors other than the holders of Senior Debt, and the holders of the Securities be deemed to be a payment by the Company to or on account of the Securities. It is understood that the provisions of this Article Thirteen are and are intended solely for the purpose of defining the relative rights of the holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand. Nothing contained in this Article Thirteen or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the holders of the Securities, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Securities the principal of, premium, if any, and interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Securities and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or in the Securities prevent the Trustee or the holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Thirteen of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article Thirteen, the Trustee, subject to the provisions of Section 13.05, shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereof and all other facts pertinent thereto or to this Article Thirteen.

        With respect to the holders of Senior Debt, the Trustee undertakes to perform or observe only such of its covenants and objectives as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt. The Trustee shall not be liable to any such holder if it shall pay over or distribute to or on behalf of holders of Securities or the Company, or any other Person, moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article Thirteen.

SECTION 13.03    No Payment on Securities in Event of Default on Senior Debt.

        Except as otherwise contemplated by Section 3.01 with respect to any Series of Securities, no payment by the Company on account of principal, premium, if any, sinking funds or interest, if any, on the Securities shall be made at anytime if: (a) a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and (b) the default is the subject of judicial proceedings or the Company has received notice of such default. The Company may resume payments on the Securities when full payment of amounts then due for principal, premium, if any, sinking funds and interest on Senior Debt has been made or duly provided for in money or money's worth.

SECTION 13.04    Payments on Securities Permitted.

        Except as otherwise contemplated by Section 3.01 with respect to any Series of Securities, nothing contained in this Indenture or in any of the Securities shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time except as provided in Sections 13.02 and 13.03, payments of principal of, premium, if any, or interest, if any, on the Securities or (b) prevent the application by the Trustee of any moneys or assets deposited with it hereunder to the payment of or on account of the principal of, premium, if any or interest, if any, on the Securities, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office written notice of any fact prohibiting the making of such payment from the Company or from the holder of any Senior Debt or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Debt or of the authority of such trustee more than two Business Days prior to the date fixed for such payment.

SECTION 13.05    Authorization of Securityholders to Trustee to Effect Subordination.

        Except as otherwise contemplated by Section 3.01 with respect to any Series of Securities, each Holder of Securities by his acceptance thereof authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Thirteen and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 13.06    Notices to Trustee.

        Except as otherwise contemplated by Section 3.01 with respect to any Series of Securities, notwithstanding the provisions of this Article Thirteen or any other provisions of this Indenture, neither the Trustee nor any Paying Agent (other than the Company or a Subsidiary) shall be charged with knowledge of the existence of any Senior Debt or of any fact which would prohibit the making of any payment of moneys or assets to or by the Trustee or such Paying Agent, unless and until a Responsible Officer of the Trustee or such Paying Agent shall have received (in the case of a Responsible Officer of the Trustee, at the Corporate Trust Office of the Trustee) written notice thereof from the Company or from the holder of any Senior Debt or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Debt or of the authority of such trustee and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to presume that no such facts exist; provided, however, that if at least two Business Days prior to the date upon which by the terms hereof any such moneys or assets may become payable for any purpose (including, without limitation, the payment of either the principal, premium, if any, or interest, if any, on any Security) a Responsible Officer of the Trustee shall not have received with respect to such moneys or assets the notice provided for in this Section 13.06, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys or assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such a notice has been given by a holder of Senior Debt or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Thirteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Thirteen and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 13.07    Trustee as Holder of Senior Debt.

        Except as otherwise contemplated by Section 3.01 with respect to any Series of Securities, the Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Thirteen in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article Thirteen shall apply to claims of, or payments to, the Trustee under or pursuant to Sections 7.04 or 8.06.

SECTION 13.08    Modifications of Terms of Senior Debt.

        Except as otherwise contemplated by Section 3.01 with respect to any Series of Securities, any renewal or extension of the time of payment of any Senior Debt or the exercise by the holders of Senior Debt of any of their rights under any instrument creating or evidencing Senior Debt, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Securities or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt is outstanding or of such Senior Debt, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article Thirteen or of the Securities relating to the subordination thereof.

SECTION 13.09    Reliance on Judicial Order or Certificate of Liquidating Agent.

        Upon any payment or distribution of assets of the Company referred to in this Article Thirteen, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution to holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen.

SECTION 13.10    Satisfaction and Discharge.

        Except as otherwise contemplated by Section 3.01 with respect to any Series of Securities, amounts and U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Twelve and not, at the time of such deposit, prohibited to be deposited under Sections 13.02 or 13.03 shall not be subject to this Article Thirteen.

SECTION 13.11    Trustee Has No Fiduciary Duty to Holders of Senior Debt.

        With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and objectives as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if it shall mistakenly pay over or deliver to the Holders or the Company or any other Person, money or assets to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article or otherwise.

SECTION 13.12    Paying Agents Other than the Trustee.

        In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 13.06, 13.07 and 13.11 shall not apply to the Company if it acts as Paying Agent.

ARTICLE XIV

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS.

SECTION 14.01    Personal Immunity from Liability of Incorporators, Stockholders, Officers and Directors.

        No recourse for the payment of the principal of or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any indenture supplemental hereto, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities. Each and every Holder of the Securities, by receiving and holding the same, agrees to the provisions of this Section 14.01 and waives and releases any and all such recourse, claim and liability.

ARTICLE XV

MISCELLANEOUS PROVISIONS.

SECTION 15.01    Benefits of Indenture Restricted to Parties and Securityholders.

        Nothing in this Indenture, or in the Securities, express or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto, the Securityholders and the holders of the Senior Debt, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenants, condition or provision herein contained; and, subject to the provisions of Sections 11.02 and 14.01, all its covenants, conditions and provisions shall be for the sole benefit of the parties hereto and of the Holders of the Securities.

SECTION 15.02    Successors and Assigns.

        All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind and inure to the benefit of its successors and assigns, whether so expressed or not.

SECTION 15.03    Notices and Demands on Company, Trustee and Securityholders.

        Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Company may be given or served by being deposited postage prepaid in a post office letter box addressed (until another address of the Company is filed by the Company with the Trustee) as follows: The Coca-Cola Company, Attention: Treasurer, One Coca-Cola Plaza, N.W., Atlanta, Georgia 30313. Any notice, direction, request or demand by the Company or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office of the Trustee.

        Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, to each Holder affected by such event, at their address as it appears in the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case, where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 15.04    Laws of New York State to Govern.

        This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 15.05    Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein; Form of Documents Delivered to Trustee.

        Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

        Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 15.06    Legal Holidays.

        In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 15.07    Conflict of Any Provision of Indenture with the Trust Indenture Act of 1939.

        If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included herein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

SECTION 15.08    Effect of Headings and Table of Contents.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 15.09    Counterparts.

        This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 15.10    Act of Holders When Securities are Denominated in Different Currencies.

        Whenever any action or Act is to be taken hereunder by the Holders of Securities denominated in different currencies, then, for the purposes of determining the principal amount of Securities held by such Holders, the aggregate principal amount of the Securities denominated in a currency other than Dollars shall be deemed to be that amount of Dollars that could be obtained for such principal amount (on the basis of the spot rate of exchange for such currency as determined by the Company or by an authorized exchange rate agent and evidenced to the Trustee by an Officers' Certificate) as of the date the taking of such action or Act by the Holders of the requisite percentage in principal amount of the Securities is evidenced to the Trustee. An exchange rate agent may be authorized in advance or from time to time by the Company, and may be the Trustee. Any such determination by the Company or by any such exchange rate agent shall be conclusive and binding on all Holders and the Trustee, and neither the Company nor such exchange rate agent shall be liable therefor in the absence of bad faith.

        The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, Registrar, Paying Agent and Authentication Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, they are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with any such financial institution. The parties to this Indenture agree that they will provide the Trustee, Registrar, Paying Agent and Authentication Agent with such information as it may request in order for the Trustee, Registrar, Paying Agent and Authentication Agent to satisfy the requirements of the USA Patriot Act.

        Deutsche Bank Trust Company Americas hereby accepts the trusts in this Indenture, declared and provided, upon the terms and conditions hereinabove set forth.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

THE COCA-COLA COMPANY
By:

Name: Title:
DEUTSCHE BANK TRUST COMPANY AMERICAS
By:

Name: Title: [Vice President]
By:

Name: Title:
STATE OF	}
} ss.:
COUNTY OF	}

        On this              day of                        , 20        , before me personally came                   , to me known, who, being by me duly sworn, did depose and say that he resides at Atlanta, Georgia; that he is                   of THE COCA-COLA COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[NOTARIAL SEAL]
STATE OF NEW YORK	}
} ss.:
COUNTY OF NEW YORK	}

        On the              day of                        , 20        , before me personally came                   , to me known, who, being by me duly sworn, did depose and say that he resides at                   , that he is a Vice President of DEUTSCHE BANK TRUST COMPANY AMERICAS, one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that be signed his name thereto by like authority.

[NOTARIAL SEAL]

QuickLinks

TABLE OF CONTENTS
RECITALS OF THE COMPANY
ARTICLE I DEFINITIONS.
ARTICLE II FORMS OF SECURITIES.
THE COCA-COLA COMPANY [title of Series]
ARTICLE III THE SECURITIES.
ARTICLE IV REDEMPTION OF SECURITIES; SINKING FUNDS.
ARTICLE V PARTICULAR COVENANTS OF THE COMPANY.
ARTICLE VI SECURITYHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE.
ARTICLE VII REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT.
ARTICLE VIII CONCERNING THE TRUSTEE.
ARTICLE IX CONCERNING THE SECURITYHOLDERS.
ARTICLE X SUPPLEMENTAL INDENTURES.
ARTICLE XI CONSOLIDATION, MERGER, SALE, CONVEYANCE OR LEASE.
ARTICLE XII SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS.
ARTICLE XIII SUBORDINATION OF SECURITIES.
ARTICLE XIV IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS.
ARTICLE XV MISCELLANEOUS PROVISIONS.